Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                 13 Weeks Ended
                                              -------------------
                                              March 30,  April 1,
                                                1996       1995
(Dollars in millions, shares in thousands)    --------   --------

Earnings
  Income from continuing operations           $  11.8    $  14.2
  Income from discontinued operations            32.8       32.3
                                              --------   --------
    Net income                                $  44.6    $  46.5
                                              ========   ========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      61,409     62,839
    Common equivalent shares                    1,785      2,417
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       63,194     65,256
                                              ========   ========

Primary earnings per share:
  Continuing operations                       $  0.19    $  0.22
  Discontinued operations                        0.52       0.49
                                              --------   --------
    Net income per share                      $  0.71    $  0.71
                                              ========   ========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      61,409     62,839
    Common equivalent shares                    1,805      2,430
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       63,214     65,269
                                              ========   ========

Fully diluted earnings per share:
  Continuing operations                       $  0.19    $  0.22
  Discontinued operations                        0.52       0.49
                                              --------   --------
      Net income per share                    $  0.71    $  0.71
                                              ========   ========